Exhibit 99.1

RLJ ENTERTAINMENT REPORTS FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

Digital Channels Subscribers Increased Over 50% in 2017

Q4 Net Revenue Increased 15% Year-Over-Year; 2017 Net Revenue Grew 8%

Q4 Gross Profit Increased 52% Year-Over-Year; 2017 Gross Profit Grew 41%

Q4 Net Income Increased by $8.1M Year-Over-Year to $3.8M; 2017 Net Loss Improved by $15.7M to $6.1M

Q4 Adjusted EBITDA of $9.6M; 2017 Adjusted EBITDA Grew 27% Year-Over-Year to $16.6M

SILVER SPRING, MD – March 15, 2018 – RLJ Entertainment, Inc. (“RLJ Entertainment,” “RLJE” or “the Company”) (NASDAQ: RLJE), today announced financial results for the quarter and year ended December 31, 2017.

Fourth Quarter 2017 Highlights

•

Digital Channels paying subscribers increased over 50% from the fourth quarter of 2016 to over 680,000. Digital Channels segment revenues increased 50.4% to $7.8 million from $5.2 million in fourth quarter 2016.

•	Total net revenue increased 15.3% year-over-year to $32.7 million, primarily driven by the increase in Digital Channels revenue. Wholesale Distribution segment revenue increased 7.9% year-over-year.
•

Gross profit increased 52.0% year-over-year to $14.4 million and Gross margin of 44.2% expanded over 10 percentage points from 33.5% last year. These profit improvements were driven by growth in our Digital Channels revenue.

•

Equity Earnings from Agatha Christie Limited (ACL) increased 219.5% year-over-year to $2.8 million; ACL film and publishing business segments grew year-over-year, primarily driven by Murder on the Orient Express theatrical release.

•	Net income was $3.8 million, an improvement of $8.1 million from net loss of $4.3 million in fourth quarter of 2016.

Full Year 2017 Highlights

•	Digital Channels segment revenue increased 67.2% to $27.2 million on over 50% paying subscriber growth and was 31.5% of 2017 total net revenue compared to 20.3% of 2016 total net revenue.
•	Total net revenue increased 7.6% to $86.3 million, primarily driven by the increase in Digital Channels revenue.
•

Gross profit increased 40.7% to $37.1 million and gross margin increased over ten percentage points to 43.0% in 2017 from last year. Continued growth in Digital Channels, representing a larger portion of total revenue, drove the improvements in in gross profit and gross margin.

•

Net loss improved by $15.7 million and was $6.1 million for the year compared to a net loss of $21.9 million last year. Net income adjusted for non-cash warrant expense and 2012 fair value step up amortization would have been positive $1.0 million for 2017 compared to loss of $10.6 million in 2016.

•	Adjusted EBITDA improved 26.5% to $16.6 million from $13.1 million last year.

Robert L. Johnson, Chairman of RLJ Entertainment, stated, “2017 was a year of dynamic development for RLJ Entertainment in every sense as the Company wins its share of premium audiences demanding a la carte channels that offer targeted, compelling programming backed by direct marketing and expanding distribution. Given the success of this strategy as demonstrated by these strong results, the tremendous opportunity that the quickly expanding OTT landscape affords and the appeal of Acorn TV and UMC, we expect the Company’s timely strategy of increasing investments to drive accelerating value creation for subscribers and investors.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, stated, “2017 was an instrumental year of strategic, financial and operating achievement, benchmarking well against our long-term strategic growth plan. We delivered excellent results for the year, driving rapid Digital Channels subscriber and high-margin revenue growth, leveraging our IP licensing capability and benefiting from Agatha Christie’s robust performance, and transforming our media distribution and wholesale business toward digital media distribution. Our 2018 plan is to further intensify our Digital Channels’ investments in selective, compelling and original programming, supported by increasingly strong marketing with the objective of achieving our 1 million subscriber target within 12 months.”

Nazir Rostom, Chief Financial Officer of RLJ Entertainment, commented, “Fourth quarter 2017 results demonstrate the power of our strategy and the skill of our execution, driving our third consecutive quarter of total top-line growth. Our gross margin and EBITDA margin is expected to continue to expand as Digital Channels revenue continues to grow. With a solid balance sheet and clear 2018 priorities, we enter 2018 with strong momentum to deliver another year of growth in revenue, gross margin and bottom-line profitability.”

Conference Call Information

RLJE will hold a conference call today at 11:30 a.m. ET to discuss these results.  To participate in the live conference call, +1.844.348.1685 (+1.213.358.0890 outside the U.S. and Canada) and providing the conference ID number 2593968, or listen via webcast at www.RLJEntertainment.com/events/.  The webcast will be archived in the investors section of RLJE's website.

About RLJ Entertainment, Inc.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premium digital channel company serving distinct audiences primarily through its popular OTT branded channels, Acorn TV (British TV) and UMC (Urban Movie Channel), which have rapidly grown through development, acquisition, and distribution of its exclusive rights to a large library of international and British dramas, independent feature films and urban content. RLJE’s titles are also distributed in multiple formats including broadcast and pay television, theatrical and non-theatrical, DVD, Blu-ray, and a variety of digital distribution models (including EST, VOD, SVOD and AVOD) in North America, the United Kingdom, and Australia. Additionally, through Acorn Media Enterprises, its UK development arm, RLJE co-produces and develops new programs and owns 64% of Agatha Christie Limited. For more information, please visit RLJEntertainment.com, Acorn.tv, and UMC.tv.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding goals, industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

•

Our financial performance, including our ability to achieve improved results from operations and improved earnings before income tax, depreciation and amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, restructuring costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate (or Adjusted EBITDA);

•	Our expectation that subscribers, revenues and financial performance of our digital channels will continue to grow and have a positive effect on our liquidity, cash flows and operating results;
•	The effects of limited cash liquidity on operational performance;
•	Our obligations under the credit agreement;
•	Our ability to satisfy financial ratios;
•	Our ability to generate sufficient cash flows from operating activities;
•	Our ability to fund planned capital expenditures and development efforts;
•	Our inability to gauge and predict the commercial success of our programming;
•

Our ability to maintain relationships with customers, employees and suppliers, including our ability to enter into revised payment plans, when necessary, with our vendors that are acceptable to all parties;

•	Our ability to realize anticipated synergies and other efficiencies in connection with the AMC transaction;
•	Delays in the release of new titles or other content;
•	The effects of disruptions in our supply chain;
•	The loss of key personnel; or
•	Our public securities’ limited liquidity and trading.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Traci Otey Blunt, 301-830-6204
RLJ Entertainment, Inc.
tblunt@rljentertainment.com

Investor Contact:
Jody Burfening/Carolyn Capaccio, 212-838-3777

LHA

ir@rljentertainment.com

# # #

RLJ ENTERTAINMENT, INC.

Consolidated Balance Sheets

(Unaudited)

As of December 31, 2017 and 2016

	December 31,
(In thousands, except share data)	2017	2016
ASSETS
Cash	$6,215	$7,834
Accounts receivable, net	20,735	19,569
Inventories, net	4,926	6,215
Investments in content, net	70,483	60,737
Prepaid expenses and other assets	719	798
Property, equipment and improvements, net	1,185	1,336
Equity investment in affiliate	21,589	16,491
Other intangible assets, net	7,752	9,309
Goodwill	13,985	13,691
Total assets	$147,589	$135,980
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$12,516	$11,995
Accrued royalties and distribution fees	47,414	55,614
Deferred revenue	2,859	2,152
Debt, net of discounts and debt issuance costs	52,639	42,053
Deferred tax liability	2,933	1,715
Stock warrant and other derivative liabilities	13,685	9,763
Total liabilities	132,046	123,292
Commitments and contingencies (see Note 21)
Shareholders' Equity:
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued; 15,198 shares outstanding at December 31, 2017 and 30,198 shares outstanding at December 31, 2016; liquidation preference of $17,997 at December 31, 2017 and $34,366 at December 31, 2016	19,563	38,708
Common stock, $0.001 par value, 250,000,000 shares authorized, 14,071,423 shares issued and outstanding at December 31, 2017 and 5,240,085 shares issued and outstanding at December 31, 2016	14	5
Additional paid-in capital	132,422	106,059
Accumulated deficit	(133,514)	(127,388)
Accumulated other comprehensive loss	(2,942)	(4,696)
Total shareholders' equity	15,543	12,688
Total liabilities and shareholders' equity	$147,589	$135,980

RLJ ENTERTAINMENT, INC.

Consolidated Statements of Operations

(Unaudited)

Years Ended December 31, 2017 and 2016

	Years Ended December 31,
(In thousands, except per share data)	2017	2016
Revenues	$86,304	$80,238
Cost of sales
Content amortization and royalties	35,345	36,946
Manufacturing and fulfillment	13,829	16,901
Total cost of sales	49,174	53,847
Gross profit	37,130	26,391

Selling expenses	12,896	9,298
General and administrative expenses	19,704	17,841
Depreciation and amortization	3,705	2,957
Total operating expenses	36,305	30,096
INCOME (LOSS) FROM CONTINUING OPERATIONS	825	(3,705)

Equity earnings of affiliate	5,955	3,078
Interest expense, net	(8,622)	(8,400)
Change in fair value of stock warrants and other derivatives	(3,922)	(4,573)
Gain (Loss) on extinguishment of debt	351	(3,549)
Other income (expense)	521	(1,293)
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(4,892)	(18,442)
Provision for income taxes	(1,234)	(155)
LOSS FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	(6,126)	(18,597)
LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	—	(3,277)
NET LOSS	(6,126)	(21,874)
Accretion on preferred stock	(1,155)	(4,301)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,281)	$(26,175)
Net loss per common share attributable to common shareholders:
Continuing operations	$(0.75)	$(4.97)
Discontinued operations	—	(0.72)
Basic and diluted net loss per common share attributable to common shareholders	$(0.75)	$(5.69)

Weighted average shares outstanding:
Basic and diluted	9,741	4,603

RLJ ENTERTAINMENT, INC.

UNAUDITED Adjusted EBITDA

Years Ended December 31, 2017 and 2016

We define “Adjusted EBITDA” as earnings before income tax, depreciation, amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, restructuring costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.  Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses.  The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance.  Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated U.S. GAAP net loss to our consolidated Adjusted EBITDA:

	Years Ended December 31,
(In thousands)	2017	2016
Net loss	$(6,126)	$(21,874)
Interest expense	8,622	8,400
Provision for income tax	1,234	155
Depreciation and amortization	3,705	2,957
Basis-difference amortization in equity earnings of affiliate	460	484
Change in fair value of stock warrants and other derivatives	3,922	4,573
Stock-based compensation	1,841	1,010
Restructuring	249	5,938
Loss from discontinued operations	—	3,277
Foreign currency exchange loss on intercompany accounts	(591)	1,487
Non-cash royalty expense	3,234	6,681
Adjusted EBITDA	$16,550	$13,088